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                                                                   EXHIBIT 8.1

                              BROWN, WINICK, GRAVES, GROSS,
                           BASKERVILLE AND SCHOENEBAUM, P.L.C.

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                                                      ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville   Nancy S. Boyd            Valerie D. Bandstra     Patents and Trademarks
DES MOINES, IOWA 50309-2510    Bruce Graves             James L. Pray            Alexander M. Johnson      G. Brian Pingel
                               Steven C. Schoenebaum    Brenton D. Soderstrum    James S. Niblock          Camille L. Urban
TELEPHONE: (515) 242-2400      Harold N. Schneebeck     Michael D. Treinen       Ann Holden Kendell
FACSIMILE: (515) 283-0231      Paul D. Hietbrink        Scott L. Long            Rebecca A. Brommel
                               William C. Brown         Ronni F. Begleiter       Kelly K. Helwig
                               Richard K. Updegraff     Miranda L. Hughes        Mark E. Roth            Washington, D.C. Office
                               Paul E. Carey            Duane P. Hagerty         Tina R. Thompson          Brian Kennedy
URL: www.ialawyers.com         Douglas E. Gross         Kelly D. Hamborg         Brian M. Green
                               John D. Hunter           William E. Hanigan       Dustin D. Smith
                               James H. Gilliam         Mary A. Ericson          Adam W. Jones
Offices in:                    Robert D. Andeweg        Barbara B. Burnett       Catherine C. Cownie     Of Counsel:
West Des Moines, Iowa          Alice Eastman Helle      Michael J. Green         Erick D. Prohs            Marvin Winick
Pella, Iowa                    Michael R. Blaser        Michael A. Dee           Laura N. Martino
Washington, D.C.               Thomas D. Johnson        Danielle Dixon Smid      Amy R. Piepmeier
                               Christopher R. Sackett   Deborah J. Schmudlach
                               Sean P. Moore            Brian P. Rickert                                 Walter R. Brown (1921-2000)

                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                             (515) 242-2473
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                          hanigan@ialawyers.com
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                                   April 20, 2005


The Board of Directors
East Kansas Agri-Energy, LLC
P.O. Box 225
210 1/2East 4th Avenue
Garnett, KS  66093

Re:  Registration Statement on Form SB-2 Effective April 20, 2005; Tax Matters

Dear Sirs:

As counsel for East Kansas Agri-Energy, LLC, (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 9,091 of its membership interests (the "Units").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement to be effective April 20, 2005 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise



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April 20, 2005
Page 2


from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.




                                       Yours truly,

                                       /s/ Paul E. Carey

                                       Paul E. Carey